U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2002 (July 22, 2002)

SIMULA, INC.

(Exact name of Registrant as specified in its charter)

Arizona (State of Incorporation)	Commission File No. 1-12410	86-0320129 (I.R.S. Employer Identification No.)

2625 South Plaza Drive, Suite 100 Tempe, Arizona (Address of principal executive offices)	85282 (Zip Code)

Registrant’s telephone number, including area code: (602) 631-4005

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events.

         The Company today announced in a press release certain revisions to its Board Charter, including the creation of a Lead Director position. The Company’s press release is filed herewith as Exhibit 20.1 and the Company’s Board Charter is filed herewith as Exhibit 20.2. Both Exhibits are incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits. The following Exhibits are included pursuant to Item 601 of Regulation S-K.

No.	Description

*20.1	Press Release dated August 26, 2002

*20.2	Corporate Governance Principles and Policies adopted August 24, 1998 and amended July 22, 2002

*	Filed herewith.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SIMULA, INC. (Registrant)

By	/s/ Bradley P. Forst

Bradley P. Forst President and Chief Executive Officer